                 As filed with the Securities and Exchange Commission
                          On _________________________
                          File No. 33-__________________

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM S-8
                             Registration Statement

                        Under the Securities Act of 1933

                            VERTEX INTERACTIVE, INC.
               (Exact Name of Registrant as Specified in its Charter)

State of New Jersey                                    22-2050350
(State or Other Jurisdiction of)                  (IRS Employer ID No.)
Incorporation or Organization)

                    23 Carol Street, Clifton, New Jersey 07014-0996
                  (Address of Principal, Executive Offices) (Zip Code)

   Agreement with Strategic Growth International, Inc. dated January 24, 2000

                   Agreement with bcBlueprint dated January 25, 2000

           Retainer Agreement with Law Office of Jeffrey D. Marks, Esq. P.C.
                              dated February 28, 2000

  Agreement with Law Office of Jeffrey D. Marks, Esq. P.C. dated May 4, 2000

         Agreement with Kirby Simmonds International dated January 14, 2000

       Directors Option Agreements with Gregory N. Thomas, Joseph R. Robinson,
                 Wayne L.Clevenger and Denis Newman dated January 3, 2000

     Employees Option Agreements with Nicholas R. Toms and Hugo Biermann dated
                                  January 3, 2000


             Ronald C. Byer, 23 Carol Street, Clifton, New Jersey 07014-0996
                                  (973) 777-3500
                       (Name and Address of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X
                                 (1)
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                CALCULATION OF REGISTRATION FEE
                           Proposed     Proposed
Title of                   Maximum      Maximum
Securities    Amount       Offering     Aggregate    Amount of
To be         to be        Price        Offering   Registration
Registered   Registered   Per Share       Price         Fee
Common Stock  800,000      $6.6875(1)   $5,350,000     $1,412
Common Stock   30,000      $6.6875(1)      200,625         53
Common Stock   16,000      $6.6875(1)      107,000         28
Common Stock    5,500      $6.6875(1)       36,781         10
Common Stock   15,191      $6.6875(1)      101,590         27
Common Stock  400,000      $6.6875(1)    2,675,000        706
Common Stock  800,000      $6.6875(1)    5,350,000      1,412

(1) Calculated pursuant to Rule 457(h).
Page 1 of 21 contained in the sequential numbering system.
The Exhibit Index may be found on Page 8 of the sequential numbering system.
                                 (2)
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ITEM 3.	Incorporation of Certain Documents by Reference.

The following documents are incorporated by reference into the Registration Statement.

The Company's Annual Report on Form 10-K for the year ended July 31, 1999, and all other reports filed pursuant to Section 13(a) or 15(d) since the end of the year covered by the above annual report, including the Company's Transition Report on Form 10-K for the period ended September 30, 1999 and the Company's Quarterly Reports on Form 10-Q for the quarter ended December 31, 1999, and the quarter ended March 31, 2000.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or suspended for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.	Description of Securities.

Securities are registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.	Interest of Named Experts and Counsel.

The validity of the issuance of the securities registered pursuant to this Registration Statement is being passed upon for the Company by the Law Offices of Jeffrey D. Marks, Esq., P.C., 415 Clifton Avenue, Clifton, New Jersey, 07015.

ITEM 6.	Indemnification of Directors and Officers.

Section 14A:3-5 of the Business Corporation Act of New Jersey (the "Act") provides that a corporation may indemnify a director or officer of the corporation and can purchase and maintain liability insurance for those persons as, and to the extent permitted by, Section 14A:3-5 of the Act.
                                 (3)
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The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by New Jersey law.

ITEM 7.	Exemption from Registration Claimed.

Does not apply.

ITEM 8.	Exhibits.

5.1	Opinion of Law Offices of  Jeffrey D. Marks, Esq., P.C.

24.1	Consent of Ernst & Young LLP.

24.2	Consent of Sax Macy Fromm & Co.

24.3	Consent of Arthur Andersen  LLP

24.4	Consent of ATM Consult GmbH Wirtschaftspruefungsgesellschaft

24.5	Consent of Ernst  & Young

24.6 Consent of Jeffrey D. Marks, Esq.(contained in Exhibit 5.1)

ITEM 9.	Undertakings.

The undersigned hereby undertakes:

	1.	(a) 	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

	Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant
                                 (4)
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pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of
1934 that are incorporated by reference in the Registration Statement.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

	2.	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the Plan.

3.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

	4.	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where the interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

	5.	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                 (5)
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                              SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Clifton, State of New Jersey, on the 23rd day of May, 2000.

					VERTEX INTERACTIVE, INC.

					BY:	/s/ Ronald C. Byer
					       RONALD C. BYER, PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature				Title							Date

/s/ Hugo H. Biermann	Joint Chairman of the Board		May 23, 2000
Hugo H. Biermann		Joint Chief Executive Officer
and Director

/s/ Nicholas R.H. Toms 	Joint Chairman of the Board		May 23, 2000
Nicholas R.H. Toms		Joint Chief Executive Officer
and Director

/s/ Ronald C. Byer      President and Director                  May 23, 2000
Ronald C. Byer

/s/ Wayne L. Clevenger  Director                                May 23, 2000
Wayne L. Clevenger

/s/ Denis Newman        Director                                May 23, 2000
Denis Newman

/s/ George Powch        Director                                May 20, 2000
George Powch

/s/ Joseph R. Robinson  Director                                May 23, 2000
Joseph R. Robinson

/s/ Gregory N. Thomas   Director                                May 23, 2000
Gregory N. Thomas

/s/  Otto Leistner      Director                                May 23, 2000
Otto Leistner
                                 (6)
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                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                    _______________________________


                               EXHIBITS

                                  TO

                               FORM S-8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                     ______________________________



                        VERTEX INTERACTIVE, INC.
                                 (7)
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                           EXHIBIT INDEX

                                                   Sequentially
Exhibit No.     Description                       Numbered Page

5.1 		Opinion of Law Offices of
                Jeffrey D. Marks, Esq., P.C.           10

24.1            Consent of Ernst & Young LLP           13

24.2            Consent of Sax Macy Fromm & Co.        15

24.3            Consent of Arthur Andersen LLP         17

24.4            Consent of ATM Consult GmbH
                Wirtschaftspruefungsgesellschaft       19

24.5            Consent of Ernst & Young               21

24.6            Consent of Jeffrey D. Marks, Esq.      10
		(contained in Exhibit 5.1)

                                 (8)
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